Freescale files form 8-K

AUSTIN, Texas – February 17, 2005 – On February 16, 2005, Denis Griot, Freescale’s senior vice president and general manager, Europe, Middle East and Africa, gave an interview to Reuters discussing Freescale and its business.

The statements reported in the published article regarding Freescale’s future performance do not represent the views of Mr. Griot or Freescale.

Freescale reiterates its policy of not issuing estimates or guidance related to its future performance for fiscal year periods, or for any particular market segment.

About Freescale Semiconductor
Freescale Semiconductor, Inc. (NYSE:FSL, FSL.B) is a global leader in the design and manufacture of embedded semiconductors for the automotive, consumer, industrial, networking and wireless markets. Freescale became a publicly traded company in July 2004 after more than 50 years as part of Motorola, Inc. The company is based in Austin, Texas, and has design, research and development, manufacturing or sales operations in more than 30 countries. Freescale, a member of the S&P 500®, is one of the world’s largest semiconductor companies with 2004 sales of $5.7 billion (US).
www.freescale.com

Investor Contact:
Mitch Haws
+1 512-895-2454
mitch.haws@freescale.com

Media Contact:
Glaston Ford
Freescale Semiconductor
+1 (512) 895-6466
glaston@freescale.com

Freescale™ and the Freescale logo are trademarks of Freescale Semiconductor Inc. All other product or service names are the property of their respective owners. © Freescale Semiconductor Inc. 2004